UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2008

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Wall Street

New York, NY 10005

(Address of principal executive office and zip code)

212-656-3000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.	3

SIGNATURES		5

EXHIBIT INDEX		5

EXHIBIT 2.1	PURCHASE AGREEMENT, ENTERED INTO AS OF JANUARY 12, 2008 BY AND AMONG (i) WOMBAT FINANCIAL SOFTWARE, INC., A NEVADA CORPORATION, (ii) TRANSACTTOOLS, INC., A DELAWARE CORPORATION, AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF NYSE EURONEXT, A DELAWARE CORPORATION, (iii) RONALD B. VERSTAPPEN, DANIEL MOORE, ML IBK POSITIONS, INC. AND CERTAIN OTHER INDIVIDUAL PARTIES; (iv) NYSE EURONEXT, A DELAWARE CORPORATION (FOR THE LIMITED PURPOSES SPECIFIED IN THE AGREEMENT ONLY), AND (V) RONALD B. VERSTAPPEN, AS THE SELLER REPRESENTATIVE (FOR THE LIMITED PURPOSES SPECIFIED IN THE AGREEMENT ONLY). Certain schedules and exhibits referenced in the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

EXHIBIT 99.1	NYSE EURONEXT PRESS RELEASE, DATED JANUARY 14, 2008 (solely furnished and not filed).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 12, 2008, NYSE Euronext, a Delaware corporation (“NYX”), and its indirect, wholly-owned subsidiary, TransactTools, Inc., a Delaware corporation (“TransactTools”), entered into a Purchase Agreement (the “Purchase Agreement”) with (i) Wombat Financial Software, Inc., a Nevada corporation (“Wombat”), (ii) Ronald B. Verstappen, Daniel Moore, ML IBK Positions, Inc. and the other stockholders of Wombat and (iii) Ronald B. Verstappen, as the representative of such stockholders. Pursuant to the terms and conditions in the Purchase Agreement, NYX will acquire 100% of the outstanding stock of Wombat by means of a stock purchase to be effected by TransactTools.

TransactTools will pay $200 million in total value to acquire Wombat. Specifically, at the closing of the transaction (the “Closing”), TransactTools will acquire each outstanding share of Wombat common stock for an amount of cash equal to the “Closing Payment” divided by the total number of outstanding shares of Wombat common stock plus the total number of shares of Wombat common stock underlying outstanding options and stock appreciation rights (“SARs”) (such quotient, the “Closing Per Share Payment Amount”). The “Closing Payment” is equal to $200 million, subject to (i) a deduction for amounts placed in escrow, (ii) adjustments so that TransactTools pays $3 million of transaction-related expenses of Wombat, (iii) adjustments based on net tangible assets of Wombat as of the Closing and (iv) an increase to reflect the aggregate exercise price of options and base value of SARs.

At the Closing, and in accordance with the Purchase Agreement, each option for, and each SAR based on, Wombat common stock will either be (i) exercised for Wombat common stock prior to Closing and therefore subject to the stock acquisition terms above, (ii) cancelled in exchange for a cash payment reflecting the Closing Per Share Payment Amount and the exercise price or base value, respectively, of such option or SAR or (iii) converted into an option for NYX common stock or a SAR based on NYX common stock, in each case reflecting the economic terms of the Closing Per Share Payment.

NYX will also issue at Closing restricted stock units to Wombat employees in an amount equal to $25 million.

The parties have agreed to customary representations and warranties, covenants and indemnification obligations.

The Closing is subject to various conditions, including (i) termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and (ii) that the Securities and Exchange Commission shall not have taken or threatened to take any action that would impose any additional material obligation on NYX or that would subject NYX to any additional material regulatory oversight.

NYX has guaranteed certain obligations of TransactTools under the Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference hereto in response to this Item 1.01. Further, on January 14, 2008, NYX issued a press release announcing NYX’s entry into the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about any of the parties thereto. The Purchase Agreement contains representations and warranties that each of the parties made to the others. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 2.1	Purchase Agreement, entered into as of January 12, 2008 by and among (i) Wombat Financial Software, Inc., a Nevada corporation, (ii) TransactTools, Inc., a Delaware corporation , an indirect, wholly-owned subsidiary of NYSE Euronext, a Delaware corporation, (iii) Ronald B. Verstappen, Daniel Moore, ML IBK Positions, Inc. and certain other individual parties; (iv) NYSE Euronext, a Delaware corporation (for the limited purposes specified in the agreement only), and (v) Ronald B. Verstappen, as the seller representative (for the limited purposes set specified in the agreement only). Certain schedules and exhibits referenced in the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Exhibit 99.1	NYSE Euronext Press Release, dated January 14, 2008 (solely furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2008

NYSE Euronext

/s/ Rachel F. Robbins

Rachel F. Robbins

Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement, entered into as of January 12, 2008 by and among (i) Wombat Financial Software, Inc., a Nevada corporation, (ii) TransactTools, Inc., a Delaware corporation, an indirect, wholly-owned subsidiary of NYSE Euronext, a Delaware corporation, (iii) Ronald B. Verstappen, Daniel Moore, ML IBK Positions, Inc. and certain other individual parties; (iv) NYSE Euronext, a Delaware corporation (for the limited purposes specified in the agreement only), and (v) Ronald B. Verstappen, as the seller representative (for the limited purposes specified in the agreement only). Certain schedules and exhibits referenced in the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	NYSE Euronext Press Release, dated January 14, 2008 (solely furnished and not filed).